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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56333 on Form S-3 of Michigan Consolidated Gas Company, of our report dated February 25, 1999, appearing in this Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
-------------------------
Detroit, Michigan
March, 11, 1999